SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2003

UNIVERSAL HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20086	41-0760940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1250 Northland Plaza

3800 West 80th Street

Bloomington, Minnesota 55431-4442

(Address of principal executive offices)

(Zip Code)

952-893-3200

(Registrant’s telephone number, including area code)

Item	5. Other Events and Regulation FD Disclosure.

On October 8, 2003, Universal Hospital Services, Inc. issued a press release announcing that it has agreed to sell $260 million aggregate principal amount of its 10-1/8% Senior Notes due 2011 in a private offering. A copy of the press release is attached as Exhibit 99.1.

Item	9. Financial Statements and Exhibits.

(c)	Exhibit

99.1	Press release issued by Universal Hospital Services, Inc. on October 8, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2003	UNIVERSAL HOSPITAL SERVICES, INC.

	By:	/s/ John A. Gappa

John A. Gappa Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Universal Hospital Services, Inc. on October 8, 2003.

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